Exhibit 10.3

ARUP LABORATORIES

TERMS OF SERVICE

1. Services. Upon the terms and conditions set forth herein, Client hereby engages ARUP Laboratories, Inc. ("ARUP") to render, as an independent contractor, the analytical testing services set forth on the Scope of Work ("Services"), attached hereto as Exhibit A and incorporated herein by reference. The Scope of Work shall include, without limitation, a description of the samples to be tested by ARUP ("Samples"), the deliverables to be provided by ARUP ("Deliverable(s)"), and the terms and conditions of payment. ARUP will perform the Services hereunder through qualified ARUP personnel with due care, skill and diligence and in accordance with the Clinical Laboratory Improvement Amendments of 1988 high complexity laboratory certification standards, College of American Pathologists accreditation standards, and ARUP's standard operating procedures.
2. Samples. Client represents and warrants that it has obtained, prior to collection of any Samples, as applicable: (a) all necessary informed consents of each individual who provided the Sample, consistent with all applicable laws, rules and regulations, including, without limitation, all applicable data privacy laws; and (b) review of and approvals required by the appropriate institutional review board. Samples shall be used by ARUP for no other purposes except for performing the Services described herein and shall not be transferred by ARUP to any other person or entity without Client's prior written consent. Upon completion of the Services, any remaining Samples will either be destroyed, or upon the written request and expense of the Client, returned to Client.
3. Confidentiality. During the Term and for a period of three (3) years following expiration or termination of these Terms of Services, neither party shall disclose to any third party, or use other than for the sole purpose of furthering the objectives of these Terms of Service, any information that is provided by the other party hereunder and identified by such disclosing party as its confidential information.
4. Deliverables and Intellectual Property. Client shall own all rights, title and interest in and to the Deliverables. ARUP possesses certain processes, trade secrets, other intellectual properties and other assets, including but not limited to, laboratory analyses, analytical and laboratory methods, processes, approaches, procedures and techniques, technical expertise and conceptual expertise in area of laboratory services, procedure manuals, personnel data, financial information, computer technical expertise, and software, which have been independently developed by ARUP prior to the Effective Date and which relate to its business or operations (collectively, "ARUP Property"). Client agrees that all ARUP Property or improvements thereto which are used, improved, modified or developed by ARUP, including during performance of the Services, shall remain the sole and exclusive property of ARUP.
5. Material Errors. In the event of a material error by ARUP in performance of the Services which renders the Services in whole or in part to not meet any standards set forth in the Scope of Work, ARUP's sole obligation to Client shall be for ARUP to either (i) repeat the defective part of the Services, or (ii) refund to Client the amounts paid by Client for the defective part of the Services.
6. Disclaimer. ALL SERVICES ARE PROVIDED "AS-IS," WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED.
7. Limitation of Liability. EXCEPT FOR CLIENT'S OBLIGATION PURSUANT TO SECTION 8, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY), OR OTHERWISE, FOR ANY INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, HOWSOEVER NAMED, INCLUDING ANY LOST PROFITS OF SUCH OTHER PARTY, EVEN IF THE PARTY DISCLAIMING SUCH DAMAGES WAS AWARE OF THE POSSIBILITY OF SUCH DAMAGES.
8. Indemnification. Client shall defend, indemnify, and hold harmless ARUP and its employees, officers, directors and agents from and against any and all damages, losses, costs and expenses (including, without limitation, reasonable attorney's fees) arising out of or related to any and all claims, suits, demands, actions or proceedings for: (a) the negligence or reckless or willful act or omission of Client, (b) any breach of these Terms of Service by Client, or (c) any other injury or damage or loss of any kind whatsoever, whether direct or indirect, arising out of any use of the Deliverables; provided, however, that Client shall not be responsible to indemnify ARUP to the extent such claims arise from the gross negligence or willful misconduct of ARUP or its employees.
9. Term and Termination. These Terms of Service shall commence on the date of last signature hereto ("Effective Date") and expire upon the earlier of: (a) the one (1) year anniversary of the Effective Date, or (b) completion of the Services. Either Party may terminate these Terms of Services upon thirty (30) days prior written notice to the other Party ("Term"). Client shall be liable for payment for Services performed and non-cancelable approved expenses actually incurred prior to the effective date of termination. Sections 4, 6, 7, 8 and 10 shall survive expiration or termination of these Terms of Service.
10. Miscellaneous. ARUP shall be excused from performance hereunder to the extent that performance is prevented, delayed or obstructed by causes beyond its reasonable control. Neither Party shall sell, assign, delegate, or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the other Party. These Terms of Service (including Exhibit A hereto) are the final and complete expression of the parties agreement on the subject hereof, and supersedes any and all prior and contemporaneous oral or written agreements and understandings, including without limitation, the terms and conditions of any Purchase Order issued by Client which such terms and conditions are hereby expressly rejected. These Terms of Service may not be amended except in writing signed by authorized representatives of both parties. A waiver by a party of any default must be in writing and shall not be deemed a waiver of a prior or subsequent default of the same or other provisions of this Agreement. ARUP is an independent contractor and not an agent or employee of Client. Neither party shall have the authority to make any statements, representations, or commitments of any kind, or to take any action which shall be binding on the other party. If any term of these Terms of Service are found invalid or unenforceable by any court of competent jurisdiction, such term will be severed from these Terms of Service. The validity, construction and performance of these Terms of Service shall be governed by the laws of the State of Utah without reference to its conflicts of laws principles. Each party agrees to submit to the exclusive jurisdiction of the courts located in Salt Lake City, Utah. These Terms of Service may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement. In the event of any conflict between these Terms of Service and the Scope of Work, these Terms of Service shall control.

IN WITNESS WHEREOF, the parties hereto have executed these Terms of Service effective as of the Effective Date.

ARUP LABORATORIES, INC.

DocuSigned by:

14D079344A914DA...

Signature:

Name: Jay L. Patel

Title: Executive Director

Date: 05-Jul-2021 | 13:02 MDT

EOM PHARMACEUTICALS, INC] ("CLIENT")

Signature:

Name: Irach B. TaraporewalaTitle: CEO

Date: July 1, 2021

EXHIBIT A

Scope of Work

A. Description of the Services

CL-EOM613-001

Function/ Task	Rate	Quantity	Units	Total ($)
DIRECT COSTS				
Testing				
0051394 Cytokine Panel 13, Serum*	$315.00	350	Specimens	$110,250.00
			Testing Subtotal	**$110,250.00**
Project/Study Management**				
Project Management	$11,025.00	1	Study	$11,025.00
Study-Startup	$5,512.50	1	Study	$5,512.50
			Overhead Subtotal	**$16,537.50**
TOTAL (Maximum Study Obligation)				**$126,787.50**

Assumptions

* Standard data retrieval from ARUP Connect.

** Overhead fees are billed at study start.

B. Samples to be provided by Client:

- **Samples will meet ARUP published guidelines contained in the link(s) below:**
  - http://ltd-auth.aruplab.com/Tests/O/0051394

C. Deliverables:

- **ARUP generated data will be provided in standard result format.**
- **Results available within 4 days of specimen receipt at ARUP Laboratories**
- **Result reports accessible through ARUP Connect online portal**

D. Special Instructions and/or Timelines:

- **ARUP Clinical Trials accepts sample shipments Monday-Saturday.**
- **Please send samples to:**

  ARUP Laboratories
  Attn: Specimen/CTSM
  500 Chipeta Way
  Salt Lake City, UT 84108

F. Payments

ARUP will generate invoices at the beginning of each month. All invoices are due in full upon receipt and must be paid within thirty (30) days of the invoice date. Any charges unpaid after thirty (30) days are subject to a late fee of one and one half percent (1½%) per month until paid. Charges still outstanding after 30 days are subject to a late fee of one and one half percent (1½%) per month until paid.

Charges still outstanding after ninety (90) days from invoice date are subject to collection, and all collection or arbitration expenses, attorney's fees, and court costs will be borne by the Client. All claims, requests for adjustment, or notification of errors must be made within thirty (30) days, or charges are considered accepted.

Invoices will be provided via ARUP Connect, our client-administered, secure online portal.

G. Project Contacts

Client: Irach Taraporewala, iracht@eompharma.com 201.351.0605 ext.1

ARUP: Anju Thapaliya, anju.thapaliya@aruplab.com, 801-583-2787 x.2225